SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 6, 2010
Date of Report

(Date of Earliest Event Reported)

Commission File No. 333-146441

A & J VENTURE CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada, USA	75-3260541
(State of Incorporation)	(IRS Employer Identification No.)

23890 Copper Hill Drive, #206, Valencia CA 91354

(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (661) 414-7125

ITEM 1.01  Entry into a Material Definitive Agreement

A & J Venture Capital Group, Inc. (the “Company”) entered into a non-binding Letter Agreement (the “Agreement”) with Brent Meikle on October 6, 2010.  The Agreement provides for the acquisition by the Company of certain assets and an option to acquire another company.  The Agreement contains certain actions which must be taken by the Company as conditions precedent for the Closing of these potential transactions including amending its Articles of Incorporation and implementing a 100-to-1 reverse stock split.  The companies are conducting their due diligence reviews.  Once those reviews are completed, then the parties will negotiate and enter into a definitive purchase and/or acquisition agreement.  There can be no assurance that this proposed transaction will be completed or when it might be completed.

In the event that the proposed transaction is not completed, the Company still intends to proceed with the proposed reverse split and the amendment of its articles of incorporation.

 ITEM 5.01 Changes in Control of Registrant.

For the quarter ended September 30, 2010, the Company authorized and issued a total of 7,500,000 shares of its common stock to its President, Antal Markus, as compensation for the services provided to the Company for the quarter and an additional 7,500,000 shares for agreeing to serve as an officer and director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

A & J VENTURE CAPITAL GROUP, INC.

November 15, 2010	/s/ Antal Markus

Antal Markus, CEO